Exhibit 99.1
PLAYSTUDIOS, Inc. Announces Second Quarter Results
Second Quarter Revenue of $55.0 million
Net loss of $13.3 million
Consolidated AEBITDA of $7.3 million
Las Vegas, Nevada – August 11, 2026 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), a developer and publisher of free-to-play mobile and social games and the creator of the playAWARDS loyalty platform,today announced financial results for the second quarter ended June 30, 2026.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, said, “Our second quarter results reflect the continued effect of secular pressure on our legacy portfolio, including erosion in audience and revenue. At the same time, we are making meaningful progress simplifying PLAYSTUDIOS, reducing its cost structure, and establishing a more durable operating model. Renewal, the second stage of our business restructuring and cost reduction program, is reducing complexity and fixed costs while sharpening focus and accountability. Although the full benefit of these actions will take time to appear in our reported results, we believe they are positioning the Company for greater operating stability, improved margins, and stronger cash flow in the future.”
Pascal continued, “The earnings and cash flow generated by our core business have historically funded our investments in new growth initiatives. Given the performance and risk profile of those initiatives, we are applying greater discipline to where and how we deploy capital. Our overriding priority is to improve the performance, profitability, and cash generation of the business we have today. We are therefore reassessing the scale and duration of investment in Tetris Block Party and playSWEEPS. A stronger and more stable core will give us a better platform from which to evaluate and selectively pursue future growth.”
Second Quarter Financial Highlights
•Revenue was $55.0 million during the second quarter of 2026, compared to $59.3 million during the second quarter of 2025.
•Net loss was $13.3 million during the second quarter of 2026, representing a net loss margin of 24.1%, compared to net loss of $2.9 million during the second quarter of 2025, representing a net loss margin of 5.0%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $7.3 million during the second quarter of 2026, representing a margin of 13.3%, compared to $10.7 million during the second quarter of 2025, representing a margin of 18.1%.
•User acquisition expense increased $2.7 million during the second quarter of 2026 compared to the second quarter of 2025, attributed to the investments in our growth initiatives, net of savings in the core business.
•Direct-to-consumer revenue was $14.7 million during the second quarter of 2026, compared to $6.7 million during the second quarter of 2025, representing an increase of 120%.
•Average DAU was 1.9 million, Average MAU was 7.8 million, and ARPDAU was $0.32 during the second quarter of 2026.
•Cash and cash equivalents were $102.7 million as of June 30, 2026.
Management Commentary Snapshot
•Legacy social casino revenue and audience remained under pressure, reflecting persistent secular headwinds across the category.
•Direct-to-consumer revenue continued to grow and represented a significantly larger share of total in-app purchase revenue, supporting improved platform economics.
•The Company is prioritizing operating stability, profitability, and cash generation in its core portfolio, while subjecting growth investments to higher performance and return thresholds.

•Tetris Block Party’s growth slowed following its first-quarter launch campaigns, and the monetization, engagement, and payback characteristics evidenced earlier have been difficult to sustain.
•The Win Zone also performed below expectations across its key operating metrics.
•The Company has adopted a Rule 10b5-1 trading plan and expects to continue repurchasing shares under its remaining authorization.
Cost Structure and Margin Improvement
Second quarter results reflect the continued benefits of Reinvention, the initial phase of the Company’s business restructuring and cost reduction program initiated in the fourth quarter of 2024 and implemented more fully during the first half of 2025. That program generated approximately $29.0 million of annualized operating expense savings and improved efficiency. Those savings initially supported more than $11 million of increased year-over-year investment in user acquisition and new product development. As the Company evaluates the performance of those investments, it is reassessing that allocation and the relative benefit of directing incremental capital toward further profitability and cash flow.
The Company is also advancing Renewal, a broader restructuring designed to simplify operations, reduce fixed costs, improve long-term profitability, and create a more stable operating platform. Renewal included the closing of 4 of 9 studios, the elimination of 177 positions, the consolidation of products and development teams, the unification of select technologies and tools, reductions in cost of sales, and lower marketing spend. The Company remains on pace to realize management’s initial forecast of an additional $33.0 million to $39.0 million of annualized savings. These changes are intended to make the business more focused and durable in an evolving market and to provide the foundation from which the Company can evaluate selective future growth opportunities.
Capital Allocation and Growth Initiatives
The Company’s capital allocation priorities are increasingly centered on the operating performance and stability of its existing business. Improving the performance, profitability, and cash generation of the Company is the overriding near-term objective. Accordingly, continued investment in Tetris Block Party and playSWEEPS will be staged, selective, and contingent upon returns. Initiatives that do not meet our standards may be reduced in scope, restructured, or suspended.
Following a strong initial launch in December 2025, Tetris Block Party’s new-user growth and resulting DAU slowed during the second quarter, reaching approximately 123,000 DAU as of June 2026. Engagement, monetization, and payback characteristics have been difficult to sustain at earlier levels. The team is focused on improving retention and refining user acquisition while the Company evaluates the appropriate level and duration of further investment.
PLAYSTUDIOS also continued to advance its playSWEEPS initiatives, including The Win Zone and the introduction of sweepstakes in its POP! Slots social casino title. The Win Zone’s engagement and monetization performance during the quarter was below the Company’s internal expectations. Accordingly, the Company has reduced the pace of investment and is limiting meaningful marketing spend. The POP! Slots sweepstakes initiative made meaningful progress and is expected to complete validation and beta testing in the third quarter. Management is evaluating a range of alternatives with respect to playSWEEPS, including further product and marketing adjustments, reductions in scope, restructuring, or suspension of individual efforts.
AI Enablement
As part of its broader simplification effort, the Company is selectively expanding the use of AI across its development and operating teams. Management believes practical, AI-enabled workflows can improve productivity, execution quality, and margins over time, and is prioritizing applications with measurable operating benefits.
Share Repurchase Plan
As of June 30, 2026, the Company had $102.7 million of cash and cash equivalents. Based on recent trading prices, the Company believes its current market valuation implies a negative enterprise value. The Company has adopted a Rule 10b5-1 trading plan and expects to continue repurchasing shares of its Class A common stock under its remaining $38.5 million of authorization, subject to market conditions, applicable legal requirements, and other considerations.

Outlook
Given the persistent pressure on its legacy portfolio and the variability in the performance of its newer initiatives, PLAYSTUDIOS is not providing formal financial guidance at this time. Management’s overriding near-term priority is to complete Renewal, stabilize the portfolio, and improve margins, profitability, and cash flow. The Company believes a stronger and more predictable operating base will better position it to evaluate and selectively invest in future growth opportunities. Management remains committed to transparency and intends to continue engaging with investors and analysts regarding the Company’s progress and priorities.
Summary Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net revenues	$54,992	$59,338	$113,402	$122,047
Total operating costs and expenses	64,541	62,825	136,256	128,275
Loss from operations	(9,549)	(3,487)	(22,854)	(6,228)
Net loss	(13,274)	(2,948)	(23,950)	(5,828)
Consolidated AEBITDA	7,303	10,714	10,874	23,201
Net loss margin	(24.1)%	(5.0)%	(21.1)%	(4.8)%
Consolidated AEBITDA margin	13.3%	18.1%	9.6%	19.0%
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS), creator of the groundbreaking myVIP loyalty program, is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Tetris Block Party, Solitaire, Spider Solitaire, Sudoku, and its casino-style games such as POP! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, and myVEGAS Bingo. The myVIP loyalty platform offers its members the richest rewards in gaming and enables them to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Norwegian Cruise Lines, Royal Caribbean Cruise Lines, Virgin Voyages, Topgolf, and Cirque du Soleil, among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Average Daily Active Users (“Average DAU”): Daily Active Users ("DAU") is defined as the number of individuals who played a game on a particular day. For Tetris and our free-to-play social casino games, we track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two of these games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. For our Brainium suite of casual games, we track DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU and an individual who plays the same Brainium game on two different devices is also counted as two DAU. The term "Average DAU" is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Average Monthly Active Users (“Average MAU”): Monthly Active Users ("MAU") is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different non-Brainium games in the same month is counted as two MAU while an individual who plays the same non-Brainium game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same month is counted as two MAU while an individual who plays the same Brainium game on two different devices is also counted as two MAU. The term "Average MAU" is defined as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Because DAU and MAU are calculated separately for each game title using player IDs or app-instance IDs, as applicable, these metrics reflect engagement at the title level rather than unique individuals across our entire portfolio. Accordingly, a single individual may be counted multiple times if they engage with multiple games. In addition, these metrics are derived from a combination of internal tracking systems and third-party platform data, which may be subject to technical limitations, data discrepancies, or changes in platform reporting methodologies.
Average Daily Paying Users (“Average DPU”): Daily Paying Users ("DPU") is defined as the number of individuals who made a purchase of virtual currency or digital items within a game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase in two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term "Average DPU" is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases and to assess monetization trends within our active player base. Consistent with DAU and MAU, DPU is calculated at the game level and may reflect multiple purchases by a single individual across different titles.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Payer Conversion is also sometimes referred to as "Percentage of Paying Users" or "PPU". The term "Average Daily Payer Conversion" is defined as the Average DPU divided by Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game-related revenue and advertising revenue attributable to the applicable period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players. ARPDAU may fluctuate based on changes in pricing, player mix, advertising demand, and promotional activity.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. We use Available Rewards as one indicator of the breadth of our loyalty offering.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not recognize revenue from Purchases, as players redeem loyalty points rather than making cash payments. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Daily Rewards Inventory: Retail Value of Daily Rewards Inventory is defined as the cumulative retail value of all rewards listed as available for the period divided by the number days in the period. For rewards with unlimited inventory, the maximum of number of rewards used in the calculation is 50. The retail value of each reward listed as available is the retail value as specified by the rewards partner upon creation of the reward. Retail Value of Daily Rewards Inventory only includes the retail value of real-world partner rewards and excludes the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Daily Rewards Inventory to help us understand the real-world value of the rewards within our playAWARDS platform.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including Consolidated AEBITDA. These measures are intended to supplement, and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA Margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s business strategy, strategic initiatives, and and transactions; capital allocation priorities, including share repurchases; product development and launches; sweepstakes and promotional gaming opportunities; regulatory developments; artificial intelligence initiatives; and future financial and operating performance. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others, changes in market conditions; competitive conditions; the Company's ability to execute its strategic initiatives; the performance of existing and new products; consumer demand; user acquisition and retention; changes in laws, regulations, and platform policies, including those relating to sweepstakes and promotional gaming; and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
ir@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$54,992	$59,338	$113,402	$122,047
Operating expenses:
Cost of revenue(1)	10,821	14,563	22,866	30,342
Selling and marketing	15,323	13,108	36,348	26,277
Research and development	15,145	14,214	29,869	27,888
General and administrative	8,754	11,345	18,190	23,206
Depreciation and amortization	9,709	9,535	19,542	19,167
Restructuring and related	4,789	60	9,441	1,395
Total operating costs and expenses	64,541	62,825	136,256	128,275
Loss from operations	(9,549)	(3,487)	(22,854)	(6,228)
Other income (expense), net:
Change in fair value of contingent consideration	(2,480)	169	300	(156)
Interest income, net	634	946	1,356	1,852
Other loss, net	(397)	(367)	(660)	(739)
Total other (loss) income, net	(2,243)	748	996	957
Loss before income taxes	(11,792)	(2,739)	(21,858)	(5,271)
Income tax expense	(1,482)	(209)	(2,092)	(557)
Net loss	$(13,274)	$(2,948)	$(23,950)	$(5,828)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.10)	$(0.02)	$(0.19)	$(0.05)
Diluted	$(0.10)	$(0.02)	$(0.19)	$(0.05)
Weighted average shares of common stock outstanding:
Basic	127,617	125,448	127,638	125,351
Diluted	127,617	125,448	127,638	125,351
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$102,669	$104,935
Receivables, net	21,938	22,818
Prepaid expenses and other current assets	5,744	7,018
Total current assets	130,351	134,771
Property and equipment, net	11,655	13,426
Operating lease right-of-use assets	4,616	7,533
Intangible assets and internal-use software, net	66,393	76,430
Goodwill	52,222	52,222
Deferred income taxes	4,115	4,140
Other long-term assets	1,787	2,096
Total non-current assets	140,788	155,847
Total assets	$271,139	$290,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,121	7,808
Operating lease liabilities, current	3,196	3,656
Minimum guarantee liability, current	7,425	9,469
Contingent consideration, current	3,062	5,561
Accrued and other current liabilities	21,737	16,684
Total current liabilities	43,541	43,178
Operating lease liabilities, noncurrent	2,255	4,070
Minimum guarantee liability, noncurrent	12,000	12,000
Contingent consideration, noncurrent	4,946	2,747
Deferred income taxes	701	617
Other long-term liabilities	—	140
Total non-current liabilities	19,902	19,574
Total liabilities	$63,443	$62,752
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 133,834 and 131,823 shares issued, and 109,244 and 110,084 shares outstanding as of June 30, 2026 and December 31, 2025, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	2	2
Additional paid-in capital	345,250	340,802
Accumulated deficit	(83,913)	(59,963)
Accumulated other comprehensive income	2,695	1,806
Treasury stock, at cost, 24,590 and 21,739 shares at June 30, 2026 and December 31, 2025, respectively	(56,349)	(54,792)
Total stockholders’ equity	207,696	227,866
Total liabilities and stockholders’ equity	$271,139	$290,618

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:	9,356	16,942
Cash flows from investing activities:
Purchase of property and equipment	(271)	(530)
Additions to internal-use software	(7,624)	(7,459)
Other	(70)	(41)
Net cash used in investing activities	(7,965)	(8,030)
Cash flows from financing activities:
Proceeds from stock option exercises	—	122
Payments for tax withholding of stock-based compensation	(533)	(1,553)
Payment of minimum guarantee liabilities	(1,397)	(2,080)
Repurchases of treasury stock	(1,557)	(3,450)
Net cash used in financing activities	(3,487)	(6,961)
Foreign currency translation	(164)	1,136
Net change in cash, cash equivalents, and restricted cash	(2,260)	3,087
Cash, cash equivalents, and restricted cash at beginning of period	105,555	110,386
Cash, cash equivalents, and restricted cash at end of period	$103,295	$113,473

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA Margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$54,992	$59,338	$113,402	$122,047

Net loss	$(13,274)	$(2,948)	$(23,950)	$(5,828)
Net loss margin	(24.1)%	(5.0)%	(21.1)%	(4.8)%
Adjustments:
Depreciation & amortization	9,709	9,535	19,542	19,167
Income tax expense	1,482	209	2,092	557
Stock-based compensation expense	2,354	4,608	4,738	8,866
Change in fair value of contingent consideration	2,480	(169)	(300)	156
Restructuring and related(1)	4,789	60	9,441	1,395
Other, net(2)	(237)	(581)	(689)	(1,112)
Consolidated AEBITDA	7,303	10,714	10,874	23,201
Consolidated AEBITDA Margin	13.3%	18.1%	9.6%	19.0%

(1)Amounts reported during the three and six months ended June 30, 2026 and June 30, 2025 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and non-recurring legal costs.
(2)Amounts reported in “Other, net” include the change in fair value of warrant liabilities, interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments:

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$41,886	$781	$42,667	$47,981	$227	$48,208
Advertising	12,316	—	12,316	11,128	—	11,128
Other	—	9	9	—	2	2
	54,202	790	54,992	59,109	229	59,338
Segment expenses
Cost of sales	10,743	78	10,821	14,539	24	14,563
Payroll & related	10,071	1,279	11,350	9,079	1,453	10,532
User acquisition	11,806	—	11,806	9,066	—	9,066
Other	10,109	362	10,471	9,950	1,138	11,088
	42,729	1,719	44,448	42,634	2,615	45,249

Reportable segment AEBITDA	$11,473	$(929)	$10,544	$16,475	$(2,386)	$14,089

Other operating expense
Corporate and other			3,241			3,375
Restructuring expenses			4,789			60
Other reconciling items			—			(2)
Stock-based compensation			2,354			4,608
Depreciation and amortization			9,709			9,535
			20,093			17,576
Non-operating income (expense)
Change in fair value of contingent consideration			(2,480)			169
Interest income, net			634			946
Other expense			(397)			(367)
			(2,243)			748

Loss before income taxes			(11,792)			(2,739)
Income tax expense			(1,482)			(209)
Net loss			$(13,274)			$(2,948)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$86,591	$1,324	$87,915	$98,673	$375	$99,048
Advertising	25,473	—	25,473	22,991	—	22,991
Other	—	14	14	—	8	8
	112,064	1,338	113,402	121,664	383	122,047
Segment expenses
Cost of sales	22,734	132	22,866	30,302	40	30,342
Payroll & related	20,082	2,767	22,849	18,254	3,020	21,274
User acquisition	28,499	—	28,499	19,223	—	19,223
Other	20,603	860	21,463	19,101	1,998	21,099
	91,918	3,759	95,677	86,880	5,058	91,938

Reportable segment AEBITDA	$20,146	$(2,421)	$17,725	$34,784	$(4,675)	$30,109

Other operating expense
Corporate and other			6,851			6,908
Restructuring expenses			9,441			1,395
Other reconciling items			7			1
Stock-based compensation			4,738			8,866
Depreciation and amortization			19,542			19,167
			40,579			36,337
Non-operating income (expense)
Change in fair value of contingent consideration			300			(156)
Interest income, net			1,356			1,852
Other expense			(660)			(739)
			996			957

Loss before income taxes			(21,858)			(5,271)
Income tax expense			(2,092)			(557)
Net loss			$(23,950)			$(5,828)

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Net revenue
Virtual currency	$42,667	$48,208	$(5,541)	(11.5)%	$87,915	$99,049	$(11,134)	(11.2)%
Advertising	12,316	11,128	1,188	10.7%	25,474	22,991	2,483	10.8%
Other revenue	9	2	7	350.0%	13	7	6	85.7%
Total net revenue	$54,992	$59,338	(4,346)	(7.3%)	$113,402	$122,047	$(8,645)	(7.1%)

Virtual currency revenue
Third party platforms	$27,976	$41,525	(13,549)	(32.6)%	$60,821	$87,395	$(26,574)	(30.4)%
Direct-to-consumer (DTC) platforms	14,691	6,683	8,008	119.8%	27,094	11,654	15,440	132.5%
Total virtual currency revenue	$42,667	$48,208	(5,541)	(11.5)%	$87,915	$99,049	$(11,134)	(11.2)%

DTC revenue as a percentage of virtual currency revenue	34.4%	13.9%	20.5%	147.5%	30.8%	11.8%	19.0%	161.0%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended June 30,					Six Months Ended June 30,
	2026	2025	Change		% Change	2026	2025	Change		% Change
Average DAU	1,903	2,347	(444)		(18.9)%	1,997	2,489	(492)		(19.8)%
Average MAU	7,796	10,046	(2,250)		(22.4)%	8,458	10,730	(2,272)		(21.2)%
Average DPU	19	19	—		—%	20	20	—		—%
Average Daily Payer Conversion	1.0%	0.8%	0.2	pp	25.0%	1.0%	0.8%	0.2	pp	25.0%
ARPDAU (in dollars)	$0.32	$0.28	$0.04		14.3%	$0.31	$0.27	$0.04		14.8%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and Available Rewards)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
Available Rewards (in units)	353	331	22	6.6%	340	349	(9)	(2.6)%
Purchases (in units)	168	199	(31)	(15.6)%	337	480	(143)	(29.8)%
Retail Value of Daily Rewards Inventory	$2,255	$3,060	$(805)	(26.3)%	$2,214	$2,532	$(318)	(12.6)%